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                                                                    EXHIBIT 21.1

                           Subsidiaries of the Company

                                                                         State of
                  Name of Subsidiary                                     Incorporation
                  ------------------                                     -------------
                  Source-Yeager Industries, Inc.                         Delaware
                  Source-US Marketing Services, Inc.                     Delaware
                  Brand Corporation                                      New York
                  TCE Corporation                                        Delaware
                  Vail Companies                                         Delaware
                  Source-MYCO, Inc.                                      Delaware
                  Source-Chestnut Display Systems, Inc.                  Delaware
                  Source-Canada Corp.                                    Canada
                  Aaron Wire & Metal Products, Ltd.                      Canada
                  Source-Huck Store Fixture Company                      Delaware
                  Huck Store Fixture Company of North Carolina           North Carolina
                  The Interlink Companies                                Delaware
                  David E. Young, Inc.                                   New York
                  Northcoast News Corporation                            Delaware
                  RJR Marketing, Inc.                                    Delaware
                  International Periodical Distribution, Inc.            Nevada
                  Universal Circulation Services, Inc.                   California